Exhibit 10.1

TENTH AMENDMENT TO BUSINESS LOAN AGREEMENT

THIS TENTH AMENDMENT TO BUSINESS LOAN AGREEMENT is made as of June 30, 2019, by and between FIRST WESTERN FINANCIAL, INC., a Colorado corporation (the “Borrower”), and BMO HARRIS BANK N.A., as successor-by-merger to M&I Marshall and Ilsley Bank, a national banking association (“Lender”).

In consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I

DEFINITIONS

When used herein, the following terms shall have the following meanings specified:

1.1       “Amendment” shall mean this Tenth Amendment to Business Loan Agreement.

1.2       “Credit Agreement” shall mean the Business Loan Agreement dated as of October 31, 2009, as amended, by and between the Borrower and Lender.

1.3       Other Capitalized Terms. All capitalized terms used in this Amendment and not specifically defined herein shall have the definitions assigned to such terms in the Credit Agreement.

ARTICLE II

AMENDMENTS

2.1       Amendments.  The defined term Note in the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Note.  The word “Note” means the Third Amended and Restated Promissory Note executed by the Borrower in favor of the Lender in the principal amount of $5,000,000.00 dated June 30, 2019, together with all renewals of, extensions of, modifications of, restatements of, consolidations of, and substitutions for such note.”

2.2       Miscellaneous Amendments.  The Credit Agreement, the related loan documents and all other agreements and instruments executed and delivered heretofore or hereafter pursuant to the Credit Agreement are amended hereby so that any reference therein to the Credit Agreement shall be deemed to be a reference to such agreements and instruments as amended by or pursuant to this Amendment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby represents and warrants to the Lender that:

3.1       Credit Agreement.  All of the representations and warranties made by the Borrower in the Credit Agreement are true and correct on the date of this Amendment.  No Default or Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment.

3.2       Authorization; Enforceability.  The making, execution and delivery of this Amendment and performance of and compliance with the terms of the Credit Agreement has been duly authorized by all necessary organizational action by the Borrower.  This Amendment is the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

3.3       Absence of Conflicting Obligations.  The making, execution and delivery of this Amendment and performance of and compliance with the terms of the Credit Agreement, as amended, do not violate any presently existing provision of law or the articles of organization or operating agreement of the Borrower or any agreement to which the Borrower is a party or by which it or any of its assets is bound.

ARTICLE IV

MISCELLANEOUS

4.1       Continuance of Credit Agreement.  Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

4.2       Survival.  All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.3       Governing Law.  This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to agreements made and wholly performed within such state.

4.4       Counterparts; Headings.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.  Article and section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

4.5       Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

4.6       Conditions.  The effectiveness of this Amendment is subject to the Lender having received on or before the date hereof, each of the following, in form and substance satisfactory to the Lender and its counsel:

(a)        the executed Third Amended and Restated Revolving Credit Note;

(b)        payment of a $17,500.00 fee for the extension of the maturity date of the revolving note, which fee shall be fully earned on the date hereof;

(c)        corporate resolutions of the Borrower authorizing the Third Amended and Restated Revolving Credit Note; and

(d)        such additional supporting documents and materials as the Lender may reasonably request.

4.7       Course of Dealing.  The Borrower acknowledges that neither previous waivers, extensions and amendments granted to the Borrower by the Lender nor the amendments granted herein create any course of dealing or expectation with respect to any further waivers, extensions or amendments and further acknowledges that the Lender have no obligation whatsoever to grant any additional waivers, extensions, amendments or forbearance.

4.8       No Defenses.  The Borrower acknowledges it has no defenses, rights of setoff or rights of recoupment to the enforceability or payment of any of its obligations under the Credit Agreement as amended hereby.

4.9       Expenses and Attorneys’ Fees.  The Borrower shall pay reasonable fees and expenses (including attorneys’ fees) incurred by Lender in connection with the preparation, execution and delivery of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

BORROWER:

FIRST WESTERN FINANCIAL, INC.

By:	/s/ Julie Courkamp
Name:	Julie Courkamp
Title:	CFO

LENDER:

BMO HARRIS BANK N.A.

By:	/s/ David Ball
Name:	David Ball
Title:	Managing Director